Exhibit 99.1

Consolidated Communications Announces

Fourth Quarter and Full Year 2023 Financial Results

MATTOON, Ill. – Mar. 5, 2024 – Consolidated Communications Holdings, Inc. (Nasdaq: CNSL) (the “Company” or “Consolidated”), a top 10 fiber provider in the U.S., today reported results for the fourth quarter and full year 2023.

Fourth Quarter 2023 Results

●	Revenue totaled $275.2 million
●	Overall consumer revenue was $113.9 million
●	Consumer fiber revenue was $37.9 million
●	Total consumer broadband net adds were 6,998
●	Consumer broadband revenue was $76.5 million
●	Commercial data services revenue was $54.5 million
●	Carrier data-transport revenue was $31.7 million
●	Net loss was ($58.6 million). Adjusted EBITDA was $86.7 million
●	Total committed capital expenditures were $91.5 million

Cost of services and products and selling, general and administrative expenses collectively decreased $12.6 million versus the prior year largely due to the divestiture of the Kansas City operations on Nov. 30, 2022, lower video programming costs, lower advertising expense, lower access expense and a reduction in salaries driven by the cost savings initiative.

Net interest expense was $41.6 million, an increase of $8.4 million versus the prior year, primarily as a result of higher interest on the term loan. The Company had 77% of its total debt at a fixed rate through September 2026. As of Dec. 31, 2023, the weighted average cost of debt was 7.04%.

Net loss in the fourth quarter of 2023 was ($58.6 million) compared to net loss of ($45.5 million) in the fourth quarter of 2022, which included $5.8 million of income from discontinued operations. Net loss per share was ($0.52) in the fourth quarter of 2023 as compared to net loss per share of ($0.41) in the fourth quarter of 2022. Adjusted diluted net income (loss) per share excludes certain items as outlined in the table provided in this release. Adjusted diluted net loss per share from continuing operations was ($0.26) compared to ($0.17) in the fourth quarter of 2022.

Capital Expenditures

Total committed capital expenditures were $91.5 million, driven by 49,132 new fiber passings, fourth quarter fiber adds, and reflect the usage of existing inventory for install and build activity.

Full-Year 2023 Results

●	Revenue totaled $1.11 billion
●	Overall consumer revenue was $451.0 million
●	Consumer fiber revenue was $127.7 million
●	Total consumer broadband net adds were 25,761
●	Consumer broadband revenue was $290.8 million
●	Commercial data services revenue was $214.7 million
●	Carrier data-transport revenue was $127.2 million
●	Net loss was ($294.4 million). Adjusted EBITDA was $319.2 million
●	Total committed capital expenditures were $511.8 million

Capital Structure

As of Dec. 31, 2023, the Company maintained liquidity with cash and short-term investments of approximately $4.8 million and $214 million of available borrowing capacity on the revolving credit facility, subject to certain covenants. The net debt leverage ratio for the trailing 12 months ended Dec. 31, 2023, was 6.73x.

Pending Transaction

As previously announced, on Oct. 16, 2023, Consolidated entered into an agreement to be acquired by Searchlight and BCI in an all-cash transaction with an enterprise value of approximately $3.1 billion, including the assumption of debt. On Jan. 31, 2024, at a special meeting of shareholders, approximately 75% of disinterested shareholders voted to approve the proposal to adopt the merger agreement and approve the pending transaction. The transaction will result in Consolidated becoming a private company and is expected to close by the first quarter of 2025, subject to customary closing conditions, including receipt of regulatory approvals. The transaction is not subject to a financing condition. Following the closing of the transaction, shares of Consolidated common stock will no longer be traded or listed on any public securities exchange.

In light of the transaction, Consolidated will not host an earnings conference call.

About Consolidated Communications

Consolidated Communications Holdings, Inc. (Nasdaq: CNSL) is dedicated to moving people, businesses and communities forward by delivering the most reliable fiber communications solutions. Consumers, businesses and wireless and wireline carriers depend on Consolidated for a wide range of high-speed internet, data, phone, security, cloud and wholesale carrier solutions. With a network spanning over 60,000 fiber route miles, Consolidated is a top 10 U.S. fiber provider, turning technology into solutions that are backed by exceptional customer support. Learn more at consolidated.com.

Use of Non-GAAP Financial Measures

This press release includes disclosures regarding “EBITDA,” “adjusted EBITDA,” “Net debt leverage ratio,” “adjusted diluted net income (loss) per share,” and “Normalized revenue,” all of which are non-GAAP financial measures. Accordingly, they should not be construed as alternatives to net cash from operating or investing activities, cash and cash equivalents, cash flows from operations, net income or net income per share as defined by GAAP and are not, on their own, necessarily indicative of cash available to fund cash needs as determined in accordance with GAAP. In addition, not all companies use identical calculations, and the non-GAAP financial measures may not be comparable to other similarly titled measures of other companies. A reconciliation of these non-GAAP financial measures to the most directly comparable financial measures presented in accordance with GAAP is included in the tables that follow.

Adjusted EBITDA is comprised of EBITDA, adjusted for certain items as permitted or required by the lenders under our credit agreement in place at the end of each quarter in the periods presented. The tables that follow include an explanation of how adjusted EBITDA is calculated for each of the periods presented with the reconciliation to net income (loss) from continuing operations. EBITDA is defined as income (loss) from continuing operations before interest expense, income taxes, depreciation and amortization on a historical basis.

We present adjusted EBITDA for several reasons. Management believes adjusted EBITDA is useful as a means to evaluate our ability to fund our estimated uses of cash (including interest on our debt). In addition, we have presented adjusted EBITDA to investors in the past because it is frequently used by investors, securities analysts and other interested parties in the evaluation of companies in our industry, and management believes presenting it here provides a measure of consistency in our financial reporting. Adjusted EBITDA, referred to as Available Cash in our credit agreement, is also a component of the restrictive covenants and financial ratios contained in our credit agreement that requires us to maintain compliance with these covenants and limit certain activities, such as our ability to incur debt. The definitions in these covenants and ratios are based on Adjusted EBITDA after giving effect to specified charges. In addition, Adjusted EBITDA provides our board of directors with meaningful information, with other data, assumptions and considerations, to measure our ability to service and repay debt. We present the related “Net debt leverage ratio” principally to help investors understand how we measure leverage and facilitate comparisons by investors, security analysts and others. Total net debt is defined as the current and long-term portions of debt and finance lease obligations less cash, cash equivalents and short-term investments, deferred debt issuance costs and discounts on debt. Our Net debt leverage ratio differs in certain respects from the similar ratio used in our credit agreement or against comparable measures of certain other companies in our industry. These measures differ in certain respects from the ratios used in our senior notes indenture.

These non-GAAP financial measures have certain shortcomings. In particular, Adjusted EBITDA does not represent the residual cash flows available for discretionary expenditures, since items such as debt repayment and interest payments are not deducted from such measure. In addition, the Net debt leverage ratio is subject to the risk that we may not be able to use the cash on the balance sheet to reduce our debt on a dollar-for-dollar basis. Management believes this ratio is useful as a means to evaluate our ability to incur additional indebtedness in the future.

We present the non-GAAP measure “adjusted diluted net income (loss) per share” because our net income (loss) and net income (loss) per share are regularly affected by items that occur at irregular intervals or are non-cash items. We believe that disclosing these measures assists investors, securities analysts and other interested parties in evaluating both our company over time and the relative performance of the companies in our industry.

Forward-Looking Statements

Certain statements in this press release, including those relating to the current expectations, plans, strategies, and the timeline for consummating the take private transaction with Searchlight and BCI by the first quarter of 2025, are forward-looking statements and are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements reflect, among other things, our current expectations, plans, strategies and anticipated financial results. There are a number of risks, uncertainties and conditions that may cause our actual results to differ materially from those expressed or implied by these forward-looking statements, including: significant competition in all parts of our business and among our customer channels; our ability to adapt to rapid technological changes; shifts in our product mix that may result in a decline in operating profitability; continued receipt of support from various funds established under federal and state laws; disruptions in our networks and infrastructure and any related service delays or disruptions could cause us to lose customers and incur additional expenses; cyber-attacks may lead to unauthorized access to confidential customer, personnel and business information that could adversely affect our business; our operations require substantial capital expenditures and our business, financial condition, results of operations and liquidity may be impacted if funds for capital expenditures are not available when needed; our ability to obtain and maintain necessary rights-of-way for our networks; our ability to obtain necessary hardware, software and operational support from third-party vendors; substantial video content costs continue to rise; our ability to enter into new collective bargaining agreements or renew existing agreements; our ability to attract and/or retain certain key management and other personnel in the future; risks associated with acquisitions and the realization of anticipated benefits from such acquisitions; increasing attention to, and evolving expectations for, environmental, social and governance initiatives; unfavorable changes in financial markets could affect pension plan investments; weak economic conditions; the risk that the proposed transaction may not be completed in a timely manner or at all; the possibility that any or all of the various conditions to the consummation of the proposed transaction may not be satisfied or waived, including the failure to receive any required regulatory approvals from any applicable governmental entities (or any conditions, limitations or restrictions placed on such approvals); the occurrence of any event, change or other circumstance that could give rise to the termination of the definitive transaction agreement relating to the proposed transaction, including in circumstances which would require the Company to pay a termination fee; the effect of the announcement or pendency of the proposed transaction on the Company’s ability to attract, motivate or retain key executives and employees, its ability to maintain relationships with its customers, suppliers and other business counterparties, or its operating results and business generally; risks related to the proposed transaction diverting management’s attention from the Company’s ongoing business operations; the amount of costs, fees and expenses related to the proposed transaction; the risk that the Company’s stock price may decline significantly if the proposed transaction is not consummated; the risk of shareholder litigation in connection with the proposed transaction, including resulting expense or delay; and the other risk factors described in Part I, Item 1A of Risk Factors in our Annual Report on Form 10-K for the year ended December 31, 2023 and the other risk factors identified from time to time in the Company’s other filings with the SEC. Filings with the SEC are available on the SEC’s website at http://www.sec.gov. Many of these circumstances are beyond our ability to control or predict. Moreover, forward-looking statements necessarily involve assumptions on our part. These forward-looking statements generally are identified by the words “believe,” “expect,” “anticipate,” “estimate,” “project,” “intend,” “plan,” “should,” “may,” “will,” “would,” “will be,” “will continue” or similar expressions. All forward-looking statements attributable to us or persons acting on our behalf are expressly qualified in their entirety by the cautionary statements that appear throughout this press release. Furthermore, undue reliance should not be placed on forward-looking statements, which are based on the information currently available to us and speak only as of the date they are made. Except as required under federal securities laws or the rules and regulations of the Securities and Exchange Commission, we disclaim any intention or obligation to update or revise publicly any forward-looking statements.

Investor and Media Contacts

Philip Kranz, Investor Relations
+1 217-238-8480

Philip.kranz@consolidated.com

Jennifer Spaude, Media Relations
+1 507-386-3765

Jennifer.spaude@consolidated.com

# # #

Condensed Consolidated Balance Sheets

(Dollars in thousands, except share and per share amounts)

(Unaudited)

	December 31,	December 31,
	2023	2022
ASSETS
Current assets:
Cash and cash equivalents	$4,765	$325,852
Short-term investments	—	87,951
Accounts receivable, net	121,194	119,675
Income tax receivable	2,880	1,670
Prepaid expenses and other current assets	56,843	62,996
Assets held for sale	70,473	—
Total current assets	256,155	598,144

Property, plant and equipment, net	2,449,009	2,234,122
Investments	8,887	10,297
Goodwill	814,624	929,570
Customer relationships, net	18,616	43,089
Other intangible assets	10,557	10,557
Other assets	70,578	61,315
Total assets	$3,628,426	$3,887,094

LIABILITIES, MEZZANINE EQUITY AND SHAREHOLDERS' EQUITY
Current liabilities:
Accounts payable	$60,073	$33,096
Advance billings and customer deposits	44,478	46,664
Accrued compensation	58,151	60,903
Accrued interest	18,694	18,201
Accrued expense	114,022	95,206
Current portion of long-term debt and finance lease obligations	18,425	12,834
Liabilities held for sale	3,402	—
Total current liabilities	317,245	266,904

Long-term debt and finance lease obligations	2,134,916	2,129,462
Deferred income taxes	210,648	274,309
Pension and other post-retirement obligations	137,616	123,644
Other long-term liabilities	48,637	47,326
Total liabilities	2,849,062	2,841,645

Series A Preferred Stock, par value $0.01 per share; 10,000,000 shares authorized, 434,266 and 456,343 shares outstanding as of December 31, 2023 and December 31, 2022, respectively; liquidation preference of $520,957 and $477,047 as of December 31, 2023 and December 31, 2022, respectively	372,590	328,680

Shareholders' equity:
Common stock, par value $0.01 per share; 150,000,000 shares authorized, 116,172,568 and 115,167,193 shares outstanding as of December 31, 2023 and December 31, 2022, respectively	1,162	1,152
Additional paid-in capital	681,757	720,442
Accumulated deficit	(262,380)	(11,866)
Accumulated other comprehensive loss, net	(21,872)	(610)
Noncontrolling interest	8,107	7,651
Total shareholders' equity	406,774	716,769
Total liabilities, mezzanine equity and shareholders' equity	$3,628,426	$3,887,094

Consolidated Communications Holdings, Inc.

Condensed Consolidated Statements of Operations

(Dollars in thousands, except per share amounts)

(Unaudited)

	Three Months Ended		Year Ended
	December 31,		December 31,
	2023	2022	2023	2022

Net revenues	$275,178	$295,976	$1,110,120	$1,191,263
Operating expenses:
Cost of services and products	120,539	133,652	511,866	546,661
Selling, general and administrative expenses	80,575	80,035	340,252	301,667
Transaction costs	11,797	—	13,783	—
Loss on impairment of assets held for sale	—	—	77,755	131,698
Loss (gain) on disposal of assets	(2,900)	23,396	9,480	4,233
Depreciation and amortization	78,321	79,614	315,162	300,166
Income (loss) from operations	(13,154)	(20,721)	(158,178)	(93,162)
Other income (expense):
Interest expense, net of interest income	(41,630)	(33,236)	(151,964)	(124,978)
Other, net	(3,200)	3,953	8,477	13,378
Loss from continuing operations before income taxes	(57,984)	(50,004)	(301,665)	(204,762)
Income tax benefit	(10,699)	(9,244)	(51,607)	(27,058)
Loss from continuing operations	(47,285)	(40,760)	(250,058)	(177,704)

Discontinued operations:
Income from discontinued operations	—	839	—	23,467
Gain (loss) on sale of discontinued operations	—	(20)	—	389,885
Income tax expense (benefit)	—	(4,974)	—	94,999
Income from discontinued operations	—	5,793	—	318,353

Net income (loss)	(47,285)	(34,967)	(250,058)	140,649
Less: dividends on Series A preferred stock	11,314	10,352	43,910	40,104
Less: net income attributable to noncontrolling interest	15	171	456	564
Net income (loss) attributable to common shareholders	$(58,614)	$(45,490)	$(294,424)	$99,981

Net income (loss) per common share - basic and diluted:
Loss from continuing operations	$(0.52)	$(0.46)	$(2.60)	$(1.90)
Income from discontinued operations	—	0.05	—	2.77
Net income (loss) per basic and diluted common shares attributable to common shareholders	$(0.52)	$(0.41)	$(2.60)	$0.87

Consolidated Communications Holdings, Inc.

Condensed Consolidated Statements of Cash Flows

(Dollars in thousands)

(Unaudited)

	Three Months Ended		Year Ended
	December 31,		December 31,
	2023	2022	2023	2022
OPERATING ACTIVITIES
Net income (loss)	$(47,285)	$(34,967)	$(250,058)	$140,649
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Depreciation and amortization	78,321	79,614	315,162	300,166
Deferred income tax expense (benefit)	(11,395)	(11,055)	(56,092)	58,894
Cash distributions from wireless partnerships in excess of earnings	—	79	—	5,697
Pension and post-retirement contributions less than (in excess) of expense	3,414	(5,214)	(5,827)	(29,205)
Non-cash, stock-based compensation	2,165	2,784	7,613	10,755
Amortization of deferred financing costs and discounts	2,429	1,856	8,051	7,331
Loss on impairment of assets held for sale	—	—	77,755	131,698
Loss (gain) on sale of partnership interests	—	20	—	(389,885)
Loss (gain) on disposal of assets	(2,900)	23,396	9,480	4,233
Other adjustments, net	574	191	(1,673)	(367)
Changes in operating assets and liabilities, net	(13,329)	(51,125)	10,176	(16,256)
Net cash provided by operating activities	11,994	5,579	114,587	223,710
INVESTING ACTIVITIES
Purchase of property, plant and equipment, net	(90,838)	(123,022)	(515,035)	(619,981)
Purchase of investments	—	(262,948)	—	(302,907)
Proceeds (disbursements) from sale of assets	(135)	1,661	5,954	22,918
Proceeds from business dispositions, net	—	79,781	—	105,823
Proceeds from sale and maturity of investments	—	175,859	91,623	327,419
Proceeds from sale of partnership interests, net	—	(6,601)	—	482,966
Net cash provided by (used in) investing activities	(90,973)	(135,270)	(417,458)	16,238
FINANCING ACTIVITIES
Payment of finance lease obligations	(4,079)	(2,725)	(15,338)	(9,836)
Payment of financing costs	(500)	(2,603)	(500)	(2,603)
Share repurchases for minimum tax withholding	(1,294)	(1,178)	(2,378)	(1,292)
Net cash used in financing activities	(5,873)	(6,506)	(18,216)	(13,731)
Net change in cash and cash equivalents	(84,852)	(136,197)	(321,087)	226,217
Cash and cash equivalents at beginning of period	89,617	462,049	325,852	99,635
Cash and cash equivalents at end of period	$4,765	$325,852	$4,765	$325,852

Consolidated Communications Holdings, Inc.

Consolidated Revenue by Category

(Dollars in thousands)

(Unaudited)

	Three Months Ended		Year Ended
	December 31,		December 31,
	2023	2022	2023	2022
Consumer:
Broadband (Data and VoIP)	$76,458	$69,002	$290,847	$272,146
Voice services	29,935	34,314	125,166	144,853
Video services	7,460	11,876	34,957	54,153
	113,853	115,192	450,970	471,152
Commercial:
Data services (includes VoIP)	54,473	56,662	214,707	228,466
Voice services	31,217	34,676	127,909	142,274
Other	10,521	10,320	39,883	43,100
	96,211	101,658	382,499	413,840
Carrier:
Data and transport services	31,713	33,752	127,248	137,378
Voice services	2,868	3,685	15,588	14,772
Other	243	338	1,168	1,688
	34,824	37,775	144,004	153,838

Subsidies	6,902	13,078	27,888	33,382
Network access	22,217	26,308	90,250	104,644
Other products and services	1,171	1,965	14,509	14,407
Total operating revenue	$275,178	$295,976	$1,110,120	$1,191,263

Consolidated Communications Holdings, Inc.

Consolidated Revenue Trend by Category

(Dollars in thousands)

(Unaudited)

	Three Months Ended
	Q4 2023	Q3 2023	Q2 2023	Q1 2023	Q4 2022
Consumer:
Broadband (Data and VoIP)	$76,458	$75,089	$71,339	$67,961	$69,002
Voice services	29,935	31,616	31,352	32,263	34,314
Video services	7,460	8,541	9,362	9,594	11,876
	113,853	115,246	112,053	109,818	115,192
Commercial:
Data services (includes VoIP)	54,473	53,870	53,230	53,134	56,662
Voice services	31,217	31,825	32,236	32,631	34,676
Other	10,521	9,228	10,378	9,756	10,320
	96,211	94,923	95,844	95,521	101,658
Carrier:
Data and transport services	31,713	31,388	31,224	32,923	33,752
Voice services	2,868	4,090	4,263	4,367	3,685
Other	243	262	313	350	338
	34,824	35,740	35,800	37,640	37,775

Subsidies	6,902	6,878	7,072	7,036	13,078
Network access	22,217	20,842	22,747	24,444	26,308
Other products and services	1,171	10,025	1,646	1,667	1,965
Total operating revenue	$275,178	$283,654	$275,162	$276,126	$295,976

Consolidated Communications Holdings, Inc.

Reconciliation of Historical Revenue by Category to Normalized Revenue by Category

(Dollars in thousands)

(Unaudited)

	Three Months Ended			Year Ended
	December 31, 2022			December 31, 2022
	Historical	Adjustments (1)	Normalized	Historical	Adjustments (1)	Normalized
Consumer:
Broadband (Data and VoIP)	$69,002	$(1,138)	$67,864	$272,146	$(6,732)	$265,414
Voice services	34,314	(328)	33,986	144,853	(2,067)	142,786
Video services	11,876	(1,679)	10,197	54,153	(9,684)	44,469
	115,192	(3,145)	112,047	471,152	(18,483)	452,669
Commercial:
Data services (includes VoIP)	56,662	(2,952)	53,710	228,466	(15,355)	213,111
Voice services	34,676	(818)	33,858	142,274	(4,864)	137,410
Other	10,320	(179)	10,141	43,100	(1,039)	42,061
	101,658	(3,949)	97,709	413,840	(21,258)	392,582
Carrier:
Data and transport services	33,752	(171)	33,581	137,378	(4,095)	133,283
Voice services	3,685	(2)	3,683	14,772	(14)	14,758
Other	338	(3)	335	1,688	(11)	1,677
	37,775	(176)	37,599	153,838	(4,120)	149,718

Subsidies	13,078	—	13,078	33,382	(49)	33,333
Network access	26,308	(303)	26,005	104,644	(1,715)	102,929
Other products and services	1,965	(121)	1,844	14,407	(490)	13,917
Total operating revenue	$295,976	$(7,694)	$288,282	$1,191,263	$(46,115)	$1,145,148

Notes:

(1)	These adjustments reflect the removal of operating revenues for divestitures. We completed the sale of the Company's Ohio and Kansas assets on January 31, 2022 and November 30, 2022, respectively.

Consolidated Communications Holdings, Inc.

Reconciliation of Loss from Continuing Operations to Adjusted EBITDA

(Dollars in thousands)

(Unaudited)

	Three Months Ended		Year Ended
	December 31,		December 31,
	2023	2022	2023	2022
Loss from continuing operations	$(47,285)	$(40,760)	$(250,058)	$(177,704)
Add (subtract):
Income tax benefit	(10,699)	(9,244)	(51,607)	(27,058)
Interest expense, net	41,630	33,236	151,964	124,978
Depreciation and amortization	78,321	79,614	315,162	300,166
EBITDA	61,967	62,846	165,461	220,382

Adjustments to EBITDA (1):
Other, net (2)	20,697	11,902	57,534	29,656
Pension/OPEB benefit	4,751	(3,412)	1,356	(12,309)
Loss (gain) on disposal of assets	(2,900)	23,396	9,480	4,233
Loss on impairment	—	—	77,755	131,698
Non-cash compensation (3)	2,165	2,784	7,613	10,755
Adjusted EBITDA from continuing operations	86,680	97,516	319,199	384,415
Investment distributions from discontinued operations	—	4,142	—	29,165
Adjusted EBITDA	$86,680	$101,658	$319,199	$413,580

Notes:

(1)	These adjustments reflect those required or permitted by the lenders under our credit agreement.
(2)	Other, net includes income attributable to noncontrolling interests, acquisition and non-recurring related costs, and certain miscellaneous items.
(3)	Represents compensation expenses in connection with our Restricted Share Plan, which because of the non-cash nature of the expenses are excluded from adjusted EBITDA.

Consolidated Communications Holdings, Inc.

Reconciliation of Loss Attributable to Common Shareholders from Continuing Operations to Adjusted Loss from Continuing Operations and Calculation of Adjusted Diluted Net Income (Loss) Per Common Share

(Dollars in thousands, except per share amounts)

(Unaudited)

	Three Months Ended		Year Ended
	December 31,		December 31,
	2023	2022	2023	2022
Loss from continuing operations	$(47,285)	$(40,760)	$(250,058)	$(177,704)
Less: dividends on Series A preferred stock	11,314	10,352	43,910	40,104
Less: net income attributable to noncontrolling interest	15	171	456	564
Loss attributable to common shareholders from continuing operations	(58,614)	(51,283)	(294,424)	(218,372)

Adjustments to loss attributable to common shareholders:
Dividends on Series A preferred stock	11,314	10,352	43,910	40,104
Integration and severance related costs, net of tax	9,551	1,498	26,604	3,081
Loss on impairment of assets held for sale	—	—	77,755	131,698
Loss (gain) on disposition of assets, net of tax	(2,141)	17,354	6,999	3,140
Non-cash pension settlement charge, net of tax	4,727	—	4,727	—
Non-cash interest expense for swaps, net of tax	—	(339)	(732)	(1,274)
Tax impact of non-deductible goodwill	2,618	2,931	—	(8,187)
Change in deferred tax rate	112	(2,417)	112	(3,062)
Other, tax	1,749	622	1,749	622
Non-cash stock compensation, net of tax	1,598	2,065	5,621	7,977
Adjusted net loss from continuing operations	$(29,086)	$(19,217)	$(127,679)	$(44,273)

Weighted average number of common shares outstanding	113,338	111,929	113,096	111,754

Adjusted diluted net income (loss) per common share:
Adjusted net loss from continuing operations	$(0.26)	$(0.17)	$(1.13)	$(0.40)
Adjusted income from discontinued operations excluding gain on sale of partnership interests, net of tax	—	0.01	—	0.16
	$(0.26)	$(0.16)	$(1.13)	$(0.24)

Notes:

Calculations above assume a 26.17% effective tax rate for the three months and year ended December 31, 2023 and 25.83% effective tax rate for the three months and year ended December 31, 2022.

Consolidated Communications Holdings, Inc.

Reconciliation of Total Net Debt to LTM Adjusted EBITDA Ratio

(Dollars in thousands)

(Unaudited)

December 31,
2023
Long-term debt and finance lease obligations:
Term loans, net of discount $7,017	$992,858
6.50% Senior secured notes due 2028	750,000
5.00% Senior secured notes due 2028	400,000
Finance leases	39,240
Total debt as of December 31, 2023	2,182,098
Less: deferred debt issuance costs	(28,757)
Less: cash, cash equivalents and short-term investments	(4,765)
Total net debt as of December 31, 2023	$2,148,576

Adjusted EBITDA for the 12 months ended December 31, 2023	$319,199

Total Net Debt to last 12 months Adjusted EBITDA	6.73x

Consolidated Communications Holdings, Inc.

Key Operating Metrics

(Unaudited)

	2022					2023
	Q1	Q2	Q3	Q4	FY	Q1	Q2	Q3	Q4	FY
Passings
Total Fiber Gig+ Capable Passings (1)(5)(6)	689,406	831,779	947,974	1,008,660	1,008,660	1,062,518	1,119,956	1,187,076	1,236,208	1,236,208
Total DSL/Copper Passings (2)(3)(5)(6)	2,059,025	1,920,214	1,807,381	1,617,077	1,617,077	1,564,889	1,509,875	1,447,539	1,401,535	1,401,535
Total Passings (1)(2)(3)(5)(6)	2,748,431	2,751,993	2,755,355	2,625,737	2,625,737	2,627,407	2,629,831	2,634,615	2,637,743	2,637,743
% Fiber Gig+ Coverage/Total Passings	25%	30%	34%	38%	38%	40%	43%	45%	47%	47%

Consumer Broadband Connections
Fiber Gig+ Capable (3)	93,812	103,455	115,598	122,872	122,872	135,209	153,860	175,748	195,195	195,195
DSL/Copper (2)(3)	286,338	277,758	266,314	244,586	244,586	234,653	222,969	210,473	198,024	198,024
Total Consumer Broadband Connections (2)(3)	380,150	381,213	381,912	367,458	367,458	369,862	376,829	386,221	393,219	393,219

Consumer Broadband Net Adds
Total Fiber Gig+ Capable Net Adds (7)	7,690	9,643	12,143	10,599	40,075	12,337	18,651	21,888	19,447	72,323
DSL/Copper Net Adds (7)	(8,544)	(8,580)	(11,444)	(10,783)	(39,351)	(9,933)	(11,684)	(12,496)	(12,449)	(46,562)
Total Consumer Broadband Net Adds (7)	(854)	1,063	699	(184)	724	2,404	6,967	9,392	6,998	25,761

Consumer Broadband Penetration %
Fiber Gig+ Capable (on fiber passings)	13.6%	12.4%	12.2%	12.2%	12.2%	12.7%	13.7%	14.8%	15.8%	15.8%
DSL/Copper (on DSL/copper passings)	13.9%	14.5%	14.7%	15.1%	15.1%	15.0%	14.8%	14.5%	14.1%	14.1%
Total Consumer Broadband Penetration %	13.8%	13.9%	13.9%	14.0%	14.0%	14.1%	14.3%	14.7%	14.9%	14.9%

Consumer Average Revenue Per Unit (ARPU)
Fiber Gig+ Capable	$63.88	$64.95	$65.61	$67.14	$65.42	$67.51	$68.29	$68.78	$68.14	$66.90
DSL/Copper	$50.78	$52.36	$53.87	$53.55	$53.36	$53.21	$55.88	$57.18	$56.27	$55.83

Churn
Fiber Consumer Broadband Churn (7)	0.9%	1.1%	1.2%	1.1%	1.1%	1.0%	1.3%	1.3%	1.2%	1.2%
DSL/Copper Consumer Broadband Churn (7)	1.3%	1.6%	1.8%	1.7%	1.6%	1.5%	1.7%	2.0%	2.0%	1.8%

Consumer Broadband Revenue ($ in thousands)
Fiber Broadband Revenue (4)	$17,242	$19,218	$21,558	$24,016	$82,034	$26,136	$29,613	$34,004	$37,916	$127,668
Copper and Other Broadband Revenue	48,669	48,374	48,083	44,986	190,112	41,825	41,726	41,085	38,542	163,179
Total Consumer Broadband Revenue	$65,911	$67,592	$69,641	$69,002	$272,146	$67,961	$71,339	$75,089	$76,458	$290,847

Consumer Voice Connections (3)	316,634	306,458	294,441	276,779	276,779	267,509	258,680	249,081	239,587	239,587

Video Connections (3)	58,812	55,225	51,339	35,039	35,039	32,426	28,934	26,158	21,900	21,900

Fiber route network miles (long-haul, metro and FttP)	54,239	56,093	57,498	57,865	57,865	57,569	58,836	59,915	60,438	60,438

On-net buildings (3)	15,446	15,618	15,715	14,427	14,427	14,520	14,735	14,928	15,105	15,105

Notes:

(1)	In Q1 2021, the Company launched a multi-year fiber build plan to upgrade 1.6 million passings or 70% of our service area to fiber Gig+ capable services. As of December 31, 2023, 227,548 passings for 2023 were upgraded to FttP and total fiber passings were 1,236,208 or 47% of the Company's service area.
(2)	The sale of the non-core Ohio operations resulted in a reduction of approximately 5,658 DSL/Copper passings and 3,560 DSL/Copper broadband connections in the first quarter of 2022.
(3)	The sale of the net assets of our Kansas City operations in the fourth quarter of 2022 resulted in a reduction of approximately 135,144 DSL/Copper passings, 3,325 fiber broadband connections, 10,945 DSL/Copper broadband connections, 6,670 consumer voice connections, 13,425 video connections and 1,415 on-net buildings. Prior period amounts have not been adjusted to reflect the sale.
(4)	Fiber broadband revenue includes revenue from our Kansas City operations of approximately $0.3 million for the quarter ended December 31, 2022 and approximately $0.5 million for each of the quarters ended March 31, 2022 through September 30, 2022. Amounts have not been adjusted to reflect the sale.
(5)	Passings counts are estimates of single family units, multi-dwelling units, and multi-tenant units within consumer, small business and enterprise. These counts are based upon the information available at this time and are subject to updates as additional information becomes available.
(6)	When a passing is both fiber and DSL/Copper capable it is counted as a fiber passing.
(7)	Consumer Broadband net adds and churn have been normalized to reflect the divestitures of our Kansas City and Ohio operations.